Contacts:	Robert Cirabisi	Dan Kaferle
	Investor Relations	Public Relations
	(631) 342-4878	(631) 342-2111
	Robert.Cirabisi@ca.com	Daniel.Kaferle@ca.com

COMPUTER ASSOCIATES REPORTS RECEIPT OF SEC WELLS NOTICE

ISLANDIA, N.Y., January 12, 2004 - Computer Associates International, Inc. (NYSE: CA) announced today that it has received a "Wells Notice" from the staff of the SEC.  The Wells Notice notifies the company that the SEC staff is considering recommending that the SEC bring a civil enforcement proceeding against CA for possible violations of the federal securities laws arising from CA's premature recognition of revenue from software license contracts in CA's fiscal year ending March 31, 2000, including revenue from contracts that were not fully executed or otherwise finalized until after the quarter in which the revenue associated with such contracts had been recognized.

As previously reported, CA has been responding to a joint investigation by the United States Attorney's Office for the Eastern District of New York and the Northeast Regional Office of the Securities and Exchange Commission concerning accounting practices that were in place prior to CA's adoption of its new business model in October 2000.  On October 8, 2003, CA announced that a continuing independent investigation by its Audit Committee, chaired by outside director and former SEC Chief Accountant Walter P. Schuetze, had determined that CA had recognized revenue prematurely in the fiscal year ending March 31, 2000, and that the company had informed government investigators of the Audit Committee's preliminary findings.

Under SEC procedures, CA has the opportunity to respond to the SEC staff before the staff makes a formal recommendation regarding any action to be taken against CA by the SEC.

About CA

Computer Associates International, Inc. (NYSE:CA), one of the world's largest software companies, delivers software and services that enable organizations to manage their IT environments.  Focus areas include network and systems management, storage and security management, portal and business intelligence, and application life cycle management.  Founded in 1976, CA is headquartered in Islandia, N.Y., and operates in more than 100 countries.  For more information on CA, please visit http://ca.com.

In addition to the historical information presented, certain statements in this release may constitute "forward-looking statements" that involve risks and uncertainties.  Actual results could differ materially from those projected or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company's business model; risks associated with changes in the way in which the company accounts for license revenue; the outcome of the previously reported and still ongoing joint investigation being conducted by the United States Attorney's Office for the Eastern District of New York and the Northeast Regional Office of the Securities and Exchange Commission concerning the company's revenue recognition accounting practices the scope and outcome of which cannot be predicted, but which could include the institution of administrative, civil injunctive or criminal proceedings, the imposition of fines and penalties, suspension or debarment from governmental contract work, and/or other remedies and sanctions; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; the outcome of pending or future governmental inquiries; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  CA assumes no obligation to update the information in this press release, except as otherwise required by law.

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© 2004 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.